COOPERATIVE ENDEAVOR AGREEMENT

                    THIS    COOPERATIVE    ENDEAVOR    AGREEMENT    (herein
          "Agreement") effective as of May 16, 1997, is made between the STATE OF LOUISIANA (herein "State"), acting by and through the Secretary of the Department of Economic Development and the Commissioner of Administration, the BOARD OF SUPERVISORS OF
          LOUISIANA STATE UNIVERSITY AND AGRICULTURAL AND MECHANICAL COLLEGE, a public constitutional corporation organized and existing under the laws of the State of Louisiana acting herein on behalf of the University of New Orleans (herein "University"), UNIVERSITY OF NEW ORLEANS RESEARCH AND TECHNOLOGY FOUNDATION, INC., a non-profit corporation organized under the laws of the State of Louisiana (hereinafter "Foundation"), and AVONDALE INDUSTRIES, INC., a Louisiana corporation, domiciled in Avondale, Jefferson Parish, Louisiana, engaged in maritime manufacturing (herein "Avondale").

                                    I. DEFINITIONS

          A. Definitions.

          "Act" shall mean Act 149 of the 1993 Regular Session of the Legislature.

          "Agreement" shall mean this Cooperative Endeavor Agreement and any amendments or modifications thereto.

          "Avondale" shall mean Avondale Industries, Inc., a Louisiana corporation domiciled at Avondale, Jefferson Parish, Louisiana, engaged in maritime manufacturing.

          "Economic Benefit" shall mean the impact on the economy of the State of Louisiana of the building construction proposed pursuant to the Navy LPD-17 Contract and of the ongoing fulfillment of the contract obligations thereunder.

          "Facility" or "Facilities" shall mean the improvements to be constructed on the Property, to be known as the UNO/Avondale Maritime Technology Center of Excellence.

          "Foundation" shall mean the University of New Orleans Research and Technology Foundation, Inc., a Louisiana non-profit corporation organized, among other things, to develop and operate the University of New Orleans Research and Technology Park, to develop university-industry relationships and to support the technology transfer component of the University or its successor in accordance with the provisions of its articles of incorporation.

          "Ground Lease" shall mean that certain lease of the Property by University to Foundation which, among other things, obligates Foundation to construct the Facility on the Property and sets forth the terms and conditions pursuant to which the construction will occur, a copy of which is attached hereto and made a part hereof as Exhibit "A".
          "Legislature" shall mean the Legislature of the State.

          "Navy LPD-17 Contract" shall mean that certain contract or contracts between Avondale and the United States Navy for the production of a series of up to twelve (12) large, amphibious troop transport carriers.

          "Person" shall mean an individual, a corporation, a partnership, a joint venture, an association, a trust or any other entity or organization, including a state or municipal corporation or government or political subdivision or an agency or instrumentality thereof.

          "Property" shall mean the immovable property described on Exhibit "B" hereto and leased by University to Foundation.

          "State" shall mean the State of Louisiana, acting by and through the Secretary of the Department of Economic Development and the Commissioner of Administration.

          "Sublease Agreement" shall mean that certain agreement by which Foundation subleases to Avondale the property and leases to Avondale the Facilities.

          "University" shall mean the Board of Supervisors of Louisiana State University and Agricultural and Mechanical College, a public constitutional corporation organized and existing under the laws of the State of Louisiana acting herein on behalf of the University of New Orleans.

          "UNO" shall mean the University of New Orleans.

          "Vessel" or "Vessels" shall mean any vessel or vessels to be constructed and delivered pursuant to the Navy LPD-17 contract.

          B. Use of Defined Terms. Terms defined in this Agreement shall have their defined meanings when used herein and in any document, certificate, report or agreement furnished from time to time in connection with this Agreement unless the context otherwise requires.

                     II. STATE'S AUTHORITY AND SCOPE OF AGREEMENT

          A. Authority of State. The State of Louisiana, through the Department of Economic Development and the Commissioner of Administration, was granted the authority, pursuant to the Act, to enter into cooperative endeavor agreements with public and private associations or corporations for the public purpose of enhancing or maintaining the economic well-being of the State.

          B. Scope of Authorized Agreement. Such cooperative endeavor agreements may provide for the use of State funds and the guarantee by the State of certain financial obligations, or may otherwise obligate the State financially to achieve the goals set forth therein subject to (a) appropriation by the Legislature of requisite funds, and (b) the approval of the State Bond Commission.

          C. Condition Precedent. On December 26, 1996, the unsuccessful bidder filed a protest with the General Accounting Office (GAO) with respect to the award of the Navy LPD-17 Contract and on December 27, 1996, Avondale received a stop work order, which is customary during protests of this nature. The GAO will review the award and must render a decision within one hundred (100) days of the filing of the protest. All obligations described hereunder are subject to the successful resolution of the Navy LPD-17 Contract protest and Avondale's receipt of a rescission of the stop work order.

                           III. AVONDALE'S REPRESENTATIONS

          A. Representations of Avondale to Induce State. As a material inducement to the State to enter into this Agreement, without which the State would not have entered into this Agreement, Avondale makes the following representations to the State:

               1. Navy LPD-17 Contract. On December 17, 1996, the team led by Avondale was awarded a contract for the construction of the first vessel of an anticipated twelve (12) of the new LPD-17 class. Avondale will be assisted in the construction by Bath Iron Works, Hughes Aircraft Company, and Intergraph Corp. Avondale hopes to construct eight (8) ships of the twelve (12) that are projected, and Bath Iron Works anticipates constructing the remaining four (4) vessels. The initial contract for the first vessel is valued at $641 million and contains options for the second and third vessels bringing the total value to approximately $1.5 billion. The Navy's plans call for the ultimate construction of twelve (12) vessels and, as the lead contractor, the Avondale team is in a favorable competitive position for the remaining nine (9) vessels needed to meet the Navy's requirements. These new amphibious troop transport carriers will be designed to transport personnel, landing craft, and helicopters.

               2. Economic Benefit. The Division of Business and Economic Research at UNO at the request of Avondale, has prepared a study which estimates that the Economic Benefit will include approximately 4050 jobs to be produced or saved, as well as the following measurable financial impact:

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               Income Produced                $ 2.6 billion
               Direct Spending                $ 2.9 billion
               Secondary Spending             $ 3.3 billion
               Total Spending                 $ 6.2 billion
               State Tax Revenue             $160.2 million
               Local Tax Revenue             $ 61.3 million
               Total Governmental Revenue    $221.5 million
          An explanation of the projected Economic Benefit is more particularly set forth on Exhibit "C" hereto. The State's commitment and the cooperation with UNO were integral parts of Avondale's LPD-17 technical proposal. These elements were key discriminators of the Avondale bid and contributed significantly to Avondale's ultimate success in acquiring the Navy LPD-17 Contract. The Economic Benefit occurring as a result of the payment or performance of the State's obligations hereunder will equal or exceed the value of the State's obligations.

               3. Duly Organized. Avondale is a Louisiana corporation validly existing and in good standing under the laws of the State of Louisiana, and has all powers and all governmental licenses, authorizations, qualifications, consents and approvals required to carry on its business as now conducted and necessary to the ownership, use, operation or maintenance of its properties, and in particular, to perform all of its obligations under the Navy LPD-17 Contract.

               4. Requisite Power. Avondale has all requisite power and authority to enter into this Agreement and all other documents contemplated hereby, including, but not limited to, the Navy LPD-17 Contract, and to carry out the terms hereof under applicable law including, without limitation, the Act, and has complied with all provisions of applicable law including, without limitation, the Act, in all matters related to such actions of Avondale as are contemplated by this Agreement.

               5. Compliance by Avondale. Avondale is in full compliance with all of the terms and conditions of this Agreement and no default hereunder has occurred and is continuing, and no event, act or omission has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such a default.

               6. Authority of Avondale. Avondale has taken or caused to be taken all necessary and proper action to authorize the execution, issuance and delivery of, and the performance of its obligations under this Agreement and any and all instruments and documents required to be executed or delivered pursuant hereto or in connection herewith.

               7. No Ultra Vires Act. The execution and delivery of, and performance by Avondale of its obligations under this Agreement and any and all instruments or documents required to be executed in connection herewith were and are within the powers of Avondale and will not violate any provisions of any law including, without limitation, the Act, regulation, decree or governmental authorization, applicable to Avondale or any agreements of Avondale with any of its creditors.

               8. Authorizations. All authorizations which are required to be obtained by Avondale under any applicable law in connection with the execution, delivery and performance by Avondale of its obligations under or in connection with this Agreement have been received and all such authorizations are in full force and effect.

               9. Validity of Avondale Obligation. This Agreement constitutes a valid and legally binding obligation of Avondale.

               10. Litigation. Except as may be otherwise disclosed in writing pursuant to Exhibit "D" hereto, there is no action, suit, investigation or proceeding pending, or to its best knowledge, threatened, against Avondale, before any court, arbitrator, or administrative or governmental body, or insurance underwriting agency which could reasonably be expected to result in a material adverse change in the financial condition or operations of Avondale or which could reasonably be expected to materially adversely affect the ability of Avondale to comply with its obligations hereunder or in connection with the transactions contemplated hereby, including the Navy LPD-17 Contract.

               11. Accuracy of Statements. Neither this Agreement nor any other documents, certificate or statement furnished to the State by or on behalf of Avondale, in connection with the transactions contemplated hereby contains any untrue statement of any material fact necessary in order to make the statements contained herein or therein not misleading with respect to Avondale. There is no fact or circumstance known to Avondale which Avondale has not disclosed in writing to the State which materially adversely affects or, so far as Avondale can now reasonably foresee, will materially adversely affect the condition of Avondale or the ability of Avondale to perform its obligations hereunder, or under the Navy LPD-17 Contract.

               12. Full Capabilities to Perform. Avondale has full capabilities to complete all work under the Navy LPD-17 Contract in accordance with all terms, conditions, and time periods required by the Navy LPD-17 Contract, and Avondale has no knowledge of any obligation of Avondale under the Navy LPD-17 Contract which Avondale cannot fulfill in a timely manner as required by the Navy LPD-17 Contract.

               13. Approval of Plans and Consistency with Bid. Avondale has reviewed all currently existing drawings and specifications for the work under the Navy LPD-17 Contract, and the work required by the drawings and specifications is consistent with the scope of the work bid upon by Avondale. Avondale can timely complete all such work in accordance with all terms of the Navy LPD-17 Contract.

               14. Labor Matters. Except as disclosed on Exhibit "E" hereto, Avondale hereby represents that as of the date of this Agreement, no dispute with organized labor or other labor oriented issues exists or is anticipated to exist which could affect in a material adverse manner Avondale's ability to perform under the Navy LPD-17 Contract.

                         IV. COOPERATIVE ENDEAVOR OBLIGATIONS

          A. Obligations of University. University hereby agrees that it will accept a donation from Avondale of the Property and will lease said Property to the Foundation pursuant to the terms of the Ground Lease. University hereby affirms that it will fulfill its obligations pursuant to the Ground Lease to Foundation. Furthermore, University agrees that it will locate a laboratory and support areas for the School of Naval Architecture and Marine Engineering in said Facility. University will operate said laboratory in the Facility and will coordinate certain aspects of its teaching, research, and public service missions with Avondale and with other private shipbuilding entities which choose to utilize the resources available through the University of New Orleans School of Naval Architecture and Marine Engineering.

          B. Obligations of Foundation. Foundation agrees that it will enter into and fulfill its obligations as set forth in the Ground Lease. Foundation hereby agrees that it will construct the Facility on the Property in accordance with plans and specifications approved by University and by Avondale and will equip said Facility in accordance with the Equipment Plan set forth on Exhibit "G" hereto, said Facility and equipment to be utilized by Avondale for the design and construction of Vessels in satisfaction of Avondale's obligations pursuant to Navy LPD-17 Contract and other contracts and for the housing of a University of New Orleans School of Naval Architecture and Marine Engineering laboratory. The construction and acquisition costs to be expended by the Foundation shall not exceed forty million and 00/100 dollars (40,000,000.00), exclusive of interest, but inclusive of any applicable taxes. Foundation agrees that it shall use the funds received by it pursuant to this Agreement to fulfill its obligations hereunder. Foundation agrees that it will enter into a Sublease Agreement for the sublease to Avondale of the Property and a lease to Avondale of the Facilities and Facility Equipment, said Sublease Agreement to be in the form acceptable to all parties hereto.

          C. Obligations of State. State hereby agrees that it will provide funding as herein stipulated for the accomplishment of this Cooperative Endeavor and will pay to Foundation no more than the present value of forty million and 00/100 dollars ($40,000,000.00) which amount may be paid in one or more installments, but shall be paid no later than September 1 of each year pursuant to the following schedule not to exceed the indicated amounts, limited, however, to the expenditures by Foundation for the project:

                    on or before September 1, 1997 $3,743,673.00
                    on or before September 1, 1998 $6,257,928.00
                    on or before September 1, 1999 $7,054,081.00
                    on or before September 1, 2000 $7,194,789.00
                    on or before September 1, 2001 $7,194,789.00
                    on or before September 1, 2002 $7,194,789.00
                    on or before September 1, 2003 $7,194,789.00
                    on or before September 1, 2004 $7,194,789.00
                    on or before September 1, 2005 $7,194,789.00
                    on or before September 1, 2006 $3,451,116.00
                    on or before September 1, 2007 $  936,861.00
                    on or before September 1, 2008 $  140,708.00

           On or before November 1 of each year beginning in 1997, Foundation shall submit to the Commissioner of Administration documentation supporting the amount to be appropriated for the immediately following year in satisfaction of the State's obligations herein. In the event that the amount required to be drawn is less than the amount initially requested, Foundation shall immediately notify the Commissioner of Administration and the amount drawn shall be reduced accordingly. State agrees that Foundation may use said funds to fulfill its obligations hereunder to provide the Facility for the accomplishment of the goals of this Cooperative Endeavor in accordance with the provisions hereof.

           D. Obligations of Avondale. Avondale agrees that it will donate the Property to University and furthermore agrees that it will enter into a Sublease Agreement with Foundation for the lease of the Facilities and the sublease of the Property. Avondale agrees that it will utilize the Facilities for the design and construction of Vessels pursuant to the Navy LPD-17 Contract and other contracts. Avondale agrees that it will fulfill its obligations pursuant to said Navy LPD-17 Contract and other contracts. Furthermore Avondale agrees that it will provide support to the University of New Orleans School of Naval Architecture and Marine Engineering by providing to University a Right of Use of space constituting initially 12,000 square feet to be increased to 21,000 square feet no later than January 1, 2002, in the Facility subleased by Avondale from Foundation, the location of which space shall be as more particularly described on Exhibit "F" hereto. Avondale shall assist in the equipping of the space subject to the Right of Use as agreed to by the parties hereto. University anticipates that its space will be used to house a laboratory for its School of Naval Architecture and Marine Engineering. However, notwithstanding anything to the contrary contained herein, University may use said space for any purpose within its mission which is not incompatible with Avondale's use of the Facilities. Furthermore, at its sole option, University may cancel the Right of Use as to part or all of said space without penalty. University and Avondale will enter into a Right of Use Agreement detailing the terms and conditions agreed to by the parties. With respect to the construction of the Facility, Avondale will provide all construction planning and construction and acquisition management services and expertise required to construct the Facility and will reimburse UNO and the Foundation for the legal and other transaction costs involved in accomplishing the Cooperative Endeavor. Avondale agrees that, in the event State fails to fulfill its obligations to make payments hereunder to Foundation, Avondale will make such payments to Foundation. Avondale may recover any such payments from Foundation only when and if Foundation receives the appropriation for which Avondale made payment to the Foundation. Avondale agrees that it will fulfill its obligations under the Sublease Agreement, including but not limited to the obligation to pay all expenses of operation and maintenance of the Facilities, during the term of the Lease, and to pay all rental required thereunder. Avondale agrees that University shall have full access to Avondale's computer system and software and technology belonging to Avondale and utilized by Avondale in the Facility. University may access said system, software and technology, and access to all upgrades thereto will be provided to University. Avondale shall prepare an annual report and deliver a copy of said report to all parties hereto on or before March 1 of the following year detailing the Economic Benefit realized for the year, and Avondale shall make available for audit by the Legislative Auditor all books and records utilized to prepare such report. Furthermore, in the event that the costs of the project required to be expended by Foundation in constructing the Facility in accordance with the plans and specifications and in acquiring the Facility Equipment in accordance with the Equipment Plan exceed the amounts paid by the State Avondale will pay to Foundation the amounts required for Foundation to fulfill its obligations pursuant to paragraph IV.B above to construct and equip the Facility in accordance with the approved plans and specifications and Equipment Plan.
                                  V. APPROPRIATIONS

           Appropriations. All obligations of the State under this Agreement shall be subject to appropriation by the Legislature of sufficient funds therefor and the availability of funds following Legislative appropriation. The State, through the Commissioner of Administration, agrees to make a good faith effort to effect the Legislative appropriation required to fulfill the provisions of paragraph IV C hereof, including any such appropriation request in the Executive Budget, prepared by the Division of Administration, but makes no representations, warranties or covenants, express or implied, that the Legislature will make such appropriations. A failure by the Legislature to appropriate sufficient funds to satisfy the State's obligation under this Agreement shall not constitute an Event of Default under this Agreement, and this Agreement shall continue in full force and effect as if the appropriation had been made.

                                    VI. INSURANCE

           VII. Insurance. The Property and the Facility will be insured as set forth in and required by Ground Lease and the sublease to Avondale of the property and lease to Avondale of the Facilities.

                                     VIII. AUDIT

            Audit. The Legislative Auditor of the State may audit any and all books and records of Avondale and Foundation related to this Agreement and to the Sublease Agreement, but only to the extent required by La. R.S. 39:1516. Avondale and Foundation shall make such books and records available for such purpose during reasonable business hours and shall be liable for all fees, costs and expenses of the Legislative Auditor for such audit and shall retain such books and records for three (3) years after the close of the year in which the books and records were created or generated.

                                 IX. INDEMNIFICATION


            A. Indemnification. Avondale agrees to indemnify the State, University, and the Foundation for, and to hold them harmless against, any loss, liability or expense (hereinafter, individually a "Loss" and collectively the "Losses") actually incurred by State, University, or Foundation and arising in connection with this Agreement or the Navy LPD-17 Contract, including the State, University, or Foundation's reasonable costs and expenses of defending against any such claim or liability. This indemnity shall include, but not be limited to, losses relating to or in any way arising out of injury to persons, property or the environment, trademark, patent or invention rights or strict liability in tort in connection with the legal or beneficial ownership or operation of any facilities of Avondale, provided that this indemnity shall not cover Losses due to the State's, University's, or Foundation's negligence or willful misconduct.

            B. Notice to Avondale. The State, University, or Foundation shall promptly, after receipt of notice of the existence of a claim in respect of which the indemnity hereunder may be sought or of the commencement of any action against the State or University in respect of which indemnity hereunder may be sought, notify Avondale in writing of the existence of such claim or commencement of such action. Should any such action be brought against the State, University, or Foundation, it shall notify Avondale of the commencement thereof and Avondale shall be entitled to participate therein, but each party shall be represented by separate counsel unless the State or University and Avondale shall otherwise agree.

                                       X. TERM

            Term of this Agreement. The initial term of this Agreement shall be for fifteen (15) years from the effective date hereof. At the conclusion of said initial term, with the consent of all parties hereto, the term may be extended for one or more additional five-year periods up to a total of seven (7) such additional five-year periods.

                                  XI. RESEARCH PARK

            Research Park. The parties recognize and agree that the Property will form a part of the University of New Orleans Research and Technology Park; provided that the obligations of the University in paragraph IVA above are not reduced thereby.

                              XII. AFFIRMATIVE COVENANTS

            A. Affirmative Covenants of Avondale.  Until this
            Agreement terminates and all obligations of Avondale under or in respect of this Agreement are satisfied in full, Avondale shall perform the following requirements:

            1. Reports and Other Information.  Avondale will furnish or cause to be furnished to the State:

                    a. as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Avondale, a copy of the annual report for such fiscal year for Avondale, certified by an independent certified public accountant;

                    b. forthwith upon the occurrence of any failure or Event of Default or event, act or omission which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default, a certificate of Avondale setting forth, to the best of its knowledge, the details thereof and the action that Avondale is taking or proposes to take with respect thereto;

                    c. as promptly as practicable, written notice of all litigation filed against Avondale and all proceedings before any court or governmental authority which, if adversely determined, would materially adversely affect the operations or the financial condition of Avondale with respect to the Navy LPD-17 Contract;

                    d. promptly when available, all quarterly, annual, or other filings made with the Securities and Exchange Commission;

                    e. such other information regarding the affairs and condition of Avondale and the Navy LPD-17 Contract as the State may from time to time request, in its sole discretion, in connection with this Agreement and the transactions contemplated hereby and thereunder.

          B. Further Assurances. From time to time hereafter, Avondale shall execute and deliver such additional instruments, certificates or documents, and take all such actions as the State may reasonably request for the purpose of fulfilling its obligations hereunder.

          C. Taxes, Claims, etc. So long as this Agreement is in effect, Avondale shall pay (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims including, without limitation, claims for labor, materials, supplies or services which might, if unpaid, become a lien upon the Property or Facility, unless in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and Avondale has maintained adequate reserves with respect thereto.

          D. Recourse. This Agreement is made with full recourse to Avondale and pursuant to and upon all the warranties, representations, covenants, and agreements on the part of Avondale contained herein and otherwise in writing in connection herewith.

                                 XIII. MISCELLANEOUS

          A. Severance. To the fullest extent possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provisions of this Agreement shall be prohibited or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          B. Amendments. This Agreement may be amended only upon the written consent of all parties hereto, subject to the approval of the State Bond Commission.

          C. No Personal Liability of Avondale or State Officials. No covenant or agreement contained in this Agreement shall be deemed to be the covenant or agreement of any official, trustee, officer, agent or employee of any party hereto in his individual capacity, and neither the officers of any party hereto nor any official executing this Agreement shall be liable personally with respect to this Agreement or be subject to any personal liability or accountability by reason of the execution and delivery of this Agreement except to the extent provided by law.

          D. Approvals by the State. Should the approval of the State be necessary for any purpose as required by this Agreement, such approval shall be considered effective when received from the Commissioner of Administration.

          E. Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or extent of any of the provisions of this Agreement.

          F. Counterparts. This Agreement may be executed in several counterparts, each which shall be an original and all of which when taken together shall be deemed one and the same Agreement.

          G. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Louisiana.

          H. Books, Records, and Accounts. Each party hereto shall keep, or cause to be kept, accurate, full, and complete books, including bank accounts and accounts showing exclusively any financial matters concerning the Facility and the operation thereof until three (3) years after the termination of this Agreement.

          I. Use of Name. No party shall make use of any other party's name, logo, seal, or trademarks without the prior written consent of the party whose name or logo is sought to be utilized.

          J. Addresses for Notices. Any notice required or permitted to be given under or in connection with this Agreement shall be in writing and shall be either hand-delivered or mailed, postage prepaid by first-class mail, registered or certified, return receipt requested, or by private, commercial carrier, express mail, such as Federal Express, or sent by telex, telegram, telecopy or other similar form of rapid transmission confirmed by written confirmation mailed (postage prepaid by first-class mail, registered or certified, return receipt requested or private, commercial carrier, express mail, such as Federal Express) at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent or delivered to the address or numbers set forth below, or as to each party at such other address or numbers as shall be designated by such party in written notice to the other party.

               1. If to the State:
               (Post Office Address for U. S. Postal Service Delivery) Mr. Mark Drennen, Commissioner
               Division of Administration
               Capitol Annex
               P. O. Box 94095
               Baton Rouge, LA  70804-9095
               Telephone:  (504) 342-7000
               Telecopy:  (504) 342-1057
               (Street Address for Courier or Express Mail Delivery) Mr. Mark Drennen, Commissioner
               Division of Administration
               Capitol Annex
               Room 229, 1051 North 3rd Street
               Baton Rouge, LA  70802

               and

               (Street Address for all Deliveries)
               Mr. Kevin P. Reilly, Sr., Secretary
               Department of Economic Development
               One Maritime Plaza, 101 France Street
               Baton Rouge, LA  70802
               P. O. Box 94185
               Baton Rouge, LA 70804-9185
               Telephone:  (504)342-5388
               Telecopy:  (504) 342-5389

               2. If to Avondale:

               (Post Office Address for U. S. Postal Service Delivery) Mr. Thomas M. Kitchen, Vice President and Chief Financial Officer
               Avondale Industries, Inc.
               P. O. Box 50280
               New Orleans, LA  70150-0280
               Telephone:  (504)436-5237
               Telecopy:  (504)436-5063
               (Street Address for Courier or Express Mail Delivery)
               Mr. Thomas M. Kitchen, Vice President and Chief Financial
               Officer
               Avondale Industries, Inc.
               5100 River Road
               Avondale, LA  70094

               with a copy to:

               Mr. B. K. Simon, Jr.
               Avondale Industries, Inc.
               P. O. Box 50280
               New Orleans, LA  70150-0280
               Telephone:  (504)436-5664
               Telecopy:  (504)436-5304
               (Street Address for Courier or Express Mail Delivery) Avondale Industries, Inc.
               5100 River Road
               Avondale, LA  70094

               3. If to University:

               Dr. Allen A. Copping, President
               Louisiana State University System
               Office of the Board of Supervisors
               of Louisiana State University and
                 Agricultural and Mechanical College
               3810 West Lakeshore Drive
               Baton Rouge, Louisiana 70803
               Telephone:  (504)388-2111
               Telecopy:  (504)388-5524

               with copies to:

               Mr. Patrick Gibbs, Vice Chancellor for Property and Facilities Development
               University of New Orleans
               Third Floor, 3300 North Causeway Boulevard
               Metairie, LA  70002
               Telephone:  (504)849-8150
               Telecopy:  (504)849-8111

               4. If to Foundation:

               Ms. Norma Grace, Agent for Service of Process
               University of New Orleans Research and Technology
               Foundation, Inc.
               UNO TEC Center
               Suite 1400, 1600 Canal Street
               New Orleans, LA  70112
               Telephone:  (504)
               Telecopier:  (504)539-9205


               K. Delay or Omission. No delay or omission in the exercise of any right or remedy accruing to the State upon any breach by Avondale under this Agreement shall impair such right or remedy or be construed as a waiver of any breach theretofore or thereafter occurring. The waiver of any condition or the breach of any term, covenant, or condition herein or therein contained shall not be deemed to be a waiver of any other condition or of any subsequent breach of the same or any other term, covenant or condition herein or therein contained.
               L. Venue. The 19th Judicial District Court, East Baton Rouge Parish, State of Louisiana, shall be deemed to be the exclusive court of jurisdiction and venue for any litigation, special proceeding or other proceeding as between the parties that may be brought, or arise out of, in connection with, or by reason of this Agreement.

               M. Public Records Act. Avondale and Foundation acknowledge that State and University are subject to the Public Records Act.

               N. Rules of Interpretation. The following rules shall apply to the construction of this Agreement unless the context requires otherwise:

               1. the singular includes the plural and the plural the singular;

               2. words importing any gender include the other genders;

               3. references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes;

               4. references to "writing" including printing, photocopy, typing, lithography and other means of reproducing words in a tangible, visible form;

               5. the words "including," "includes," and "include" shall be deemed to be followed by words "without limitation";

               6. references to the introductory paragraph, preliminary statements, articles, sections (or subdivision of sections), exhibits, appendices, annexes or schedules are to those of this Agreement unless otherwise indicated;

               7. references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments;

               8. references to Persons include their respective successors and assigns to the extent successors or assigns are permitted or not prohibited by the terms of this Agreement;

               9. "or" is not exclusive;

               10. provisions apply to successive events and transactions;

               11. references to documents or agreements which have been terminated or released or which have expired shall be of no force and effect after such termination, release, or expiration;

               12. references to mail shall be deemed to refer to first-class mail, postage prepaid, unless another type of mail is specified;

               13. all references to time shall be to Baton Rouge, Louisiana, time;

               14. references to specific persons, positions, or officers shall include those who or which succeed to or perform their respective functions, duties, or responsibilities;

               15. the terms "herein," "hereunder," "hereby," "hereof," and any similar terms refer to this Agreement as whole and not to any particular articles, sections, or subdivisions hereof; and the term "heretofore" means before the Effective Date, and the term "hereafter" means after the Effective Date; and

               16. all parties have been actively involved in drafting this document and no provision hereof shall be constructed in favor or of against any party on the basis of such party's role in drafting that particular provision.

               This Agreement has been executed by the parties on the dates indicated but effective as of the 16th day of May, 1997, in the presence of the undersigned witnesses.

               WITNESSES: "University"
                                             BOARD OF SUPERVISORS OF
                                             LOUISIANA STATE UNIVERSITY AND
                                             AGRICULTURAL AND MECHANICAL
                                             COLLEGE


               /s/ NANCY MERRITT             By: /s/ ALLEN A. COPPING
                   -------------                 ---------------------
                                                 Allen A. Copping
                                                 President, Louisiana State
                                                 University System
               /s/ MOLLY SCOTT                   Date: 5/20/97
                   -----------                         -------


                                             "Foundation"
                                             UNIVERSITY OF NEW ORLEANS
                                             PROPERTY FOUNDATION, INC.

               /s/ ROBERT GREMILLION JR.     By: /s/ PAUL NALTY
                   ---------------------         --------------
                                             Name  Paul Nalty
                                                   ----------
                                             Title Chairman
                                                   --------
               /s/ LESLIE C. LEVY            Date: May 20, 1997
                   --------------                  ------------


                                            "Avondale"
                                             AVONDALE INDUSTRIES, INC.



               /s/ ROBIN L. DEMPSEY          By: /s/ THOMAS M. KITCHEN
                   ----------------              ---------------------
                                                 Thomas M. Kitchen
                                             Vice President and
                                             Chief Financial Officer
               /s/ JACKIE H. WALKER          Date: 5-16-97
                   ----------------                -------


                                             "State"
                                             STATE OF LOUISIANA
                                             THROUGH DEPARTMENT OF
                                             ECONOMIC DEVELOPMENT


               /s/ GLADYS M. VERNON          By: /s/ KEVIN P. REILLY
                   ----------------              -------------------
                                             Kevin P. Reilly
                                             Secretary of Department of
                                                  Economic Development
               /s/ JUANITA JOSEPH            Date: 6/3/97
                   ----------------                ------


                                             DIVISION OF ADMINISTRATION


               /s/ KAREN C. BUECHE           By: /s/ MARK DRENNEN
                   ---------------               ----------------
                                             Mark Drennen,
                                             Commissioner of Administration
               /s/ AMY LYNN SMITH            Date: 6/9/97
                   ---------------                 ------


                                 FOR THE DEPARTMENT OF ECONOMIC DEVELOPMENT

               /s/ DARYL MANNY
                   ---------------           By: /s/ RON J. HENSON
                   Contract Monitor              -----------------
                                             Ron J. Henson, Undersecretary


                                                 /s/ HAROLD PRICE
                                                 ----------------
                                             Harold Price, Assistant Secretary
                                             Office of Commerce and Industry



          STATE OF LOUISIANA

          PARISH OF EAST BATON ROUGE                         ACKNOWLEDGMENT

                    BE IT KNOWN that on this 20th day of May,                 ,
                                             ----        ---
          1997, before me, the undersigned Notary Public, duly
            --
          commissioned and qualified in and for the above Parish and State, and in the presence of the undersigned competent witnesses, personally came and appeared Allen A. Copping, appearing herein in his capacity as President, Louisiana State University System, who, being by me first duly sworn, declared and acknowledged to me, Notary, that he executed the above and foregoing instrument on behalf of said Board of Supervisors with full authority of the Board of Supervisors and that said instrument is the free act and deed of said Board of Supervisors and was executed for the uses, purposes and benefits therein expressed.

                    IN TESTIMONY WHEREOF, Appearer has executed this acknowledgment in the presence of the undersigned competent witnesses and me, Notary, after due reading of the whole.

          WITNESSES:

          /s/ NANCY MERRITT             /s/ ALLEN A. COPPING
              -------------             --------------------
                                        Allen A. Copping, President
                                        Louisiana State University System
          /s/ MOLLY SCOTT
              -----------


                                    /s/ NANCY C. DOUGHERTY
                                    ----------------------
                                    NOTARY PUBLIC


          STATE OF LOUISIANA

          PARISH OF ORLEANS                        ACKNOWLEDGMENT

          BE IT KNOWN that on this 20th day of May, 1997, before me,
                                   ----
          the undersigned Notary Public, duly commissioned and qualified in and for the above Parish and State, and in the presence of the undersigned competent witnesses, personally came and appeared Paul Nalty, appearing herein in his capacity as Chairman of University of New Orleans Research and Technology Foundation, Inc., who, being by me first duly sworn, declared and acknowledged to me, Notary, that he executed the above and foregoing instrument on behalf of said Corporation with full authority of its Board of Directors and that said instrument is the free act and deed of said Corporation and was executed for the uses, purposes and benefits therein expressed.

          IN TESTIMONY WHEREOF, Appearer has executed this acknowledgment in the presence of the undersigned competent witnesses and me, Notary, after due reading of the whole.

          WITNESSES:

          /s/ ROBERT GREMILLION JR.     /s/ PAUL A. NALTY
              ---------------------         -------------
                                            Paul A. Nalty
                                        Universitiy of New Orleans
                                        Foundation, Inc.

          /s/ LESLIE C. LEVY
              --------------


                                  /s/ ELIZABETH M. WILLIAMS
                                      ---------------------
                                  NOTARY PUBLIC

          STATE OF LOUISIANA

          PARISH OF JEFFERSON                        ACKNOWLEDGMENT
                    ---------

                    BE IT KNOWN that on this 16th day of May, 1997,
                                             ----        ---    --
          before me, the undersigned Notary Public, duly commissioned and qualified in and for the above Parish and State, and in the presence of the undersigned competent witnesses, personally came and appeared Thomas M. Kitchen, appearing herein in his capacity as the Vice President and Chief Financial Officer of Avondale Industries, Inc., who, being by me first duly sworn, declared and acknowledged to me, Notary, that he executed the above and foregoing instrument on behalf of said Corporation with full authority of its Board of Directors and that said instrument is the free act and deed of said Corporation and was executed for the uses, purposes and benefits therein expressed.

                    IN TESTIMONY WHEREOF, Appearer has executed this acknowledgment in the presence of the undersigned competent witnesses and me, Notary, after due reading of the whole.

          WITNESSES:


          /s/ ROBIN L. DEMPSEY           /s/ THOMAS M. KITCHEN
              ----------------               -----------------
                                         Thomas M. Kinchen, Vice President
                                             and Chief Financial Officer
                                         Avondale Industries, Inc.
          /s/ JACKIE H. WALKER
              ----------------


                                    /s/ A. BLOMKALNS
                                        ------------
                                    NOTARY PUBLIC



          STATE OF LOUISIANA

          PARISH OF EAST BATON ROUGE                 ACKNOWLEDGMENT
                    ----------------

                    BE IT KNOWN that on this 3rd day of June, 1997,
                                             ---        ----    --
          before me, the undersigned Notary Public, duly commissioned and qualified in and for the above Parish and State, and in the presence of the undersigned competent witnesses, personally came and appeared Kevin P. Reilly, appearing herein in his capacity as Secretary of the State of Louisiana through the Department of Economic Development, who, being by me first duly sworn, declared and acknowledged to me, Notary, that he executed the above and foregoing instrument on behalf of said Department of Economic Development with full authority and that said instrument is the free act and deed of said Department of Economic Development and was executed for the uses, purposes and benefits therein expressed.

                    IN TESTIMONY WHEREOF, Appearer has executed this acknowledgment in the presence of the undersigned competent witnesses and me, Notary, after due reading of the whole.

          WITNESSES:


          /s/ GLADYS M. VERNON             /s/ KEVIN P. REILLY
              ----------------                 ---------------

                                          Kevin P. Reilly
                                          Secretary of Department of
                                          Economic Development

          /s/ JUANITA JOSEPH
              --------------


                                    /s/ DARYL K. MANNY
                                        --------------
                                    NOTARY PUBLIC


          STATE OF LOUISIANA

          PARISH OF                                   ACKNOWLEDGMENT
                    -------------

                    BE IT KNOWN that on this    day of       ,  19   ,
          before me, the undersigned Notary Public, duly commissioned and qualified in and for the above Parish and State, and in the presence of the undersigned competent witnesses, personally came and appeared Mark Drennan, appearing herein in his capacity as Commissioner of Administration of the State of Louisiana, who, being by me first duly sworn, declared and acknowledged to me, Notary, that he executed the above and foregoing instrument on behalf of the Division of Administration with full authority and that said instrument is the free act and deed of said Division of Administration and was executed for the uses, purposes and benefits therein expressed.

                    IN TESTIMONY WHEREOF, Appearer has executed this acknowledgment in the presence of the undersigned competent witnesses and me, Notary, after due reading of the whole.


          WITNESSES:


          /s/ KAREN C. BUECHE            /s/ MARK DRENNEN
              ---------------                ------------
                                         Mark Drennen
                                         Commissioner of Administration
                                         State of Louisiana



                                    /s/ PAMELA MILLER PERKINS
                                        ---------------------
                                    NOTARY PUBLIC